Exhibit 99.1

NEWS RELEASE
Two Harbour Place
302 Knights Run Avenue
Tampa, FL 33602
813-209-0600
800-922-4596
FOR FURTHER INFORMATION CONTACT:
WALTER T. BROMFIELD (813) 209-0602
JUDITH M. CORTINA (813) 209-0647
MARITRANS REPORTS THIRD QUARTER 2006 EARNINGS
     TAMPA, FL – October 31, 2006 – Maritrans Inc. (NYSE: TUG), a leading U.S. flag marine petroleum transport company, today announced its third quarter financial results.
     Net income for the quarter ended September 30, 2006 was $4.0 million, or $0.33 diluted earnings per share, on revenues of $49.2 million. This compares with net income of $6.4 million, or $0.74 diluted earnings per share, on revenues of $44.9 million for the quarter ended September 30, 2005. For the third quarter ended September 30, 2006, net income included the reversal of an income tax reserve of $1.3 million, or $0.11 diluted earnings per share. In the prior year, net income for the quarter ended September 30, 2005 included a reversal of an income tax reserve of $1.2 million, or $0.14 diluted earnings per share. As of April 1, 2006, the Company changed its method of accounting for planned major maintenance activities from the accrual method to the deferral method. An appendix is included at the end of this release that details the effect of the accounting change on Maritrans’ results from January 1, 2004 and each period thereafter.
     Operating income for the quarter ended September 30, 2006, was $3.6 million compared to $8.7 million for the quarter ended September 30, 2005. Operating expenses increased to $45.6 million in the third quarter of 2006 from $36.2 million for the third quarter of 2005 primarily due to charter hire costs related to the charters of the vessels SEABROOK and SEA SWIFT, which charters did not exist in 2005. Additionally, the Company’s vessel insurance expenses increased $1.3 million compared to the same period of 2005 due to additional premiums for open policy periods from 2004 through 2006 due to a general call on all policyholders by the Company’s mutual insurance club. During the third quarter, rates in the U.S. Jones Act spot market increased compared to the second quarter of 2006, as a result of fewer vessels available in the market and higher refinery output. During the third quarter of 2006 the Company delivered 23 million barrels of crude oil to lightering customers compared to 21 million barrels delivered during the second quarter of 2006, which was primarily a result of increased production from a Delaware River refinery that was undergoing maintenance during the second quarter of 2006.
     On a Time Charter Equivalent (“TCE”) basis, a commonly used industry measure where direct voyage costs are deducted from voyage revenue, TCE revenue was $35.0 million for the quarter ended September 30, 2006 compared to $34.8 million for the quarter ended September 30, 2005, an increase of $0.2 million, or 0.6%. TCE revenue is a non-GAAP financial measure and a reconciliation of TCE revenue to revenue calculated in accordance with GAAP is attached hereto.
     During the third quarter of 2006, the Company experienced lower overall utilization than in the third quarter of 2005. Utilization for the third quarter of 2006 was 77.2% compared to 83.8% in the third quarter of 2005. In the quarter ended

September 30, 2006, the Company experienced 203 days of out of service time for capital projects, including barge rebuilding, and vessel maintenance. This compares to out of service time for maintenance and capital projects, including barge rebuilding, of 123 days in the third quarter of 2005. The Company expects to have at least 92 days out of service time during the fourth quarter of 2006 for capital projects, including barge rebuilding. In the quarter ended September 30, 2006, the Company did not experience any days out of service due to weather related events. In the quarter ended September 30, 2005, the Company experienced four significant storms that resulted in approximately 49 days of out of service time. In the quarter ended September 30, 2006, the Company did not experience any idle days in its spot fleet, compared to 17 days in the comparable period in 2005. In the quarter ended September 30, 2006, the Company experienced 63 idle days for the ALLEGIANCE and PERSEVERANCE while awaiting orders for grain voyages. The Company had no vessels in grain service in the comparable period in 2005.
PENDING TRANSACTION WITH OVERSEAS SHIPHOLDING GROUP INC.
     On September 25, 2006, the Company and Overseas Shipholding Group Inc., or OSG, announced that OSG had entered into a definitive agreement pursuant to which OSG will acquire all of the outstanding stock of Maritrans Inc. for $37.50 per share. The transaction is valued at approximately $455 million based on approximately 12 million shares outstanding and the assumption of net debt outstanding as of June 30, 2006. The transaction, which is expected to close by year-end 2006, is subject to approval by a majority of Maritrans’ stockholders and other customary closing conditions, including regulatory approvals. On October 17, 2006, the Federal Trade Commission, on behalf of itself and the Antitrust Division of the Department of Justice, granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Acts of 1976 with respect to the proposed acquisition. The special meeting of Maritrans’ stockholders to consider the proposed transaction has been scheduled for November 28, 2006. Stockholders of record at the close of business on October 20, 2006 will be entitled to vote at the meeting.
FLEET AND MARKET REPORT
     Maritrans operates a fleet of oil tankers and oceangoing married tug/barge units. In the third quarter of 2006, the Company operated its fleet at approximately 35% spot and 65% contract and intends to maintain similar spot market exposure in the fourth quarter of 2006.
     In September, the ALLEGIANCE entered into a charter to transport grain from Portland, Oregon to Kenya. The vessel is scheduled to complete this voyage in mid-December. The current grain cargo is the vessel’s fourth charter since being removed from petroleum transportation service in December 2005 in accordance with the Oil Pollution Act of 1990 (“OPA”). In July 2006, the Company’s tanker PERSEVERANCE reached its mandatory oil retirement date. In September 2006, the PERSEVERANCE entered into a charter to transport grain from Corpus Christi, Texas to Djibouti and Georgia. The vessel is scheduled to complete this voyage in November. The Company expects to incur approximately 15 days of idle time on each of these tankers in the fourth quarter of 2006.
FLEET REBUlLDING AND CONSTRUCTION PROGRAM
     Since 1998, Maritrans has been actively engaged in a double-hull rebuilding program aimed at ensuring that the Company’s Jones Act fleet is compliant with the Oil Pollution Act of 1990. Maritrans’ patented barge rebuilding process enables the Company to convert its vessels for significantly less cost than building new vessels.
     During 2006, the Company has continued to successfully implement its rebuilding program. The rebuild of the

Company’s seventh barge, the M 210, commenced on January 26, 2006. The M 210 rebuild is expected to have a total cost of approximately $30 million. The rebuild of the Company’s eighth barge, the OCEAN 211, is expected to commence following the return to service of the M 210. The OCEAN 211’s rebuild is also expected to have a total cost of approximately $30 million. The rebuilds of the M 210 and OCEAN 211 will also include the insertions of mid-bodies that will increase each of their respective capacities by approximately 38,000 barrels, or 17%. The rebuilds of the M 210 and the OCEAN 211 are expected to be completed early in 2007 and in the late summer of 2007, respectively. Upon completion of their double-hulling, and reflecting their larger carrying capacities, the M 210 and OCEAN 211 will be renamed the M 242 and M 243, respectively.
     The Company has three 350,000 barrel articulated tug-barge units under construction, with deliveries scheduled for the fourth quarter of 2007, the second quarter of 2008 and the fourth quarter of 2008, respectively. The cost of each ATB is expected to be approximately $77.5 million. The Company also has two 8,000-horsepower tugboats under construction. One tugboat is expected to be delivered in the fourth quarter of 2008 with the second delivered in the first quarter of 2009. The cost of each tugboat is expected to be approximately $16 million.
ABOUT MARITRANS
     Maritrans Inc. is a U.S.-based company with a 78-year commitment to building and operating petroleum transport vessels for the U.S. domestic trade. Maritrans employs a fleet of 11 tug/barge units and 5 tankers. Two of these tankers were redeployed to the transportation of non-petroleum cargo. Approximately 75 percent of our oil carrying fleet capacity is double-hulled. Our current oil carrying fleet capacity aggregates approximately 3.4 million barrels, 79 percent of which is barge capacity. Maritrans is headquartered in Tampa, Florida, and maintains an office in the Philadelphia area.
SAFE HARBOR STATEMENT
     Certain statements in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to present or anticipated utilization, future revenues and customer relationships, capital expenditures, future financings, and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, growth, performance, earnings per share or achievements to be materially different from any future results, levels of activity, growth, performance, earnings per share or achievements expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ‘‘may,’’ ‘‘seem,’’ ‘‘should,’’ ‘‘believe,’’ ‘‘future,’’ ‘‘potential,’’ ‘‘estimate,’’ ‘‘offer,’’ ‘‘opportunity,’’ ‘‘quality,’’ ‘‘growth,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘focus,’’ ‘‘through,’’ ‘‘strategy,’’ ‘‘provide,’’ ‘‘meet,’’ ‘‘allow,’’ ‘‘represent,’’ ‘‘commitment,’’ ‘‘create,’’ ‘‘implement,’’ ‘‘result,’’ ‘‘seek,’’ ‘‘increase,’’ ‘‘establish,’’ ‘‘work,’’ ‘‘perform,’’ ‘‘make,’’ ‘‘continue,’’ ‘‘can,’’ ‘‘will,’’ ‘‘include,’’ or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments that are believed to be reasonable as of the date of this prospectus supplement. The forward-looking statements are subject to a number of risks and uncertainties and include the following: satisfaction of conditions to closing of the proposed merger with OSG, demand for, or level of consumption of, oil and petroleum products; future spot market charter rates; ability to attract and retain experienced, qualified and skilled crewmembers; competition that could affect our market share and revenues; risks inherent in marine transportation; the cost and availability of insurance coverage; delays or cost overruns in the building of new vessels, the double-hulling of our remaining single hulled vessels and scheduled shipyard maintenance; decrease in demand for lightering services; environmental and regulatory conditions; reliance on a limited number of customers for revenue; the continuation of federal law restricting United States point-to-point maritime shipping to US vessels (the Jones Act); asbestos-related lawsuits; fluctuating fuel prices; high fixed costs; capital expenditures required to operate and maintain a vessel may increase due to government regulations; reliance on unionized labor; federal laws covering our employees that may subject us to job-related claims; and significant fluctuations of our stock price. Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this news release completely and with the understanding that our actual future results may be materially different from what the Company expects. These forward-looking statements represent our estimates and assumptions only as of the date of this news release. Except for our ongoing obligations to disclose material information under the federal securities laws, the Company is not obligated to update these forward-looking statements, even though our situation may change in the future. The Company qualifies all of its forward-looking statements by these cautionary statements.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
($ Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenue	$49,161	$44,930	$140,448	$134,800
Voyage Costs	14,210	10,095	36,219	30,691

Time Charter Equivalent	$34,951	$34,835	$104,229	$104,109

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
($ Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenue	$49,161	$44,930	$140,448	$134,800
Operations expense
Operations expense	14,210	10,095	36,219	30,691
Charter hire	3,087	—	8,624	—
Voyage costs	15,765	13,138	44,289	39,827
Maintenance expense	2,072	1,804	5,894	4,623
General and administrative expense	2,231	2,208	6,823	10,017
Depreciation and amortization expense	8,209	8,963	25,267	27,179
Gain on sale of assets	—	—	(2,868)	(647)

Operating Income	3,587	8,722	16,200	23,110
Other Income	738	173	2,316	4,432
Interest Expense	(43)	(838)	(425)	(2,259)

Pre-tax income	4,282	8,057	18,091	25,283
Income Tax Provision	272	1,654	5,122	7,941

Net Income	$4,010	$6,403	$12,969	$17,342

Diluted Earnings Per Share	$0.33	$0.74	$1.08	$2.03
Diluted Shares Outstanding	12,068	8,596	12,049	8,562
Capital Expenditures	$11,843	$25,824	$38,407	$39,828
Utilization of Calendar days	77.2%	83.8%	78.0%	82.5%
Barrels carried (in millions)	41.6	42.5	126.0	132.1
Available days	1,253	1,250	3,869	3,642
NOTE: All periods presented are conformed to the new major maintenance accounting treatment. See also Appendix I.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION
($ Thousands)

	September 30, 2006	December 31, 2005
Cash and cash equivalents	$42,782	$58,794
Other current assets	35,603	29,522
Net vessels and equipment	255,562	233,641
Other assets	22,972	24,479

Total assets	$356,919	$346,436

Current portion of debt	$4,144	$3,973
Total other current liabilities	25,556	21,311
Long-term debt	52,271	55,400
Deferred other liabilities	8,552	9,435
Deferred income taxes	43,481	42,321
Stockholders’ equity	222,915	213,996

Total liabilities and stockholders’ equity	$356,919	$346,436

NOTE: All periods presented are conformed to the new major maintenance accounting treatment. See also Appendix I.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS INFORMATION
($ Thousands)

	Nine Months Ended September 30,
	2006	2005
Cash flows from operating activities:
Net income	$12,969	$17,342
Depreciation and amortization	25,267	27,179
Other	(13,073)	(6,797)

Total adjustments to net income	12,194	20,382

Net cash provided by operating activities	25,163	37,724

Net cash used in investing activities	(34,407)	(39,181)

Net cash used in financing activities	(6,768)	(4,079)

Net increase in cash and cash equivalents	(16,012)	(5,536)
Cash and cash equivalents at beginning of period	58,794	6,347

Cash and cash equivalents at end of period	$42,782	$811

NOTE: All periods presented are conformed to the new major maintenance accounting treatment. See also Appendix I.

			Barge or Tanker
	Capacity in	Double-	Initial Construction/
Barges/Tugs	Barrels(1)	Hull	Rebuild Date

M 400/Constitution	410,000	Yes	1981	Originally built with double-hull
M 300/Liberty	263,000	Yes	1979	Originally built with double-hull
M 254/Intrepid	250,000	Yes	2002	Double-hull rebuild
M 252/Navigator	250,000	Yes	2002	Double-hull rebuild
M 244/Seafarer	240,000	Yes	2000	Double-hull rebuild
M 215/Sea Swift (5)	214,000	No	1975	Decision to rebuild has not yet been made(2)
Ocean 211/Freedom	212,000	No	2007	Scheduled double-hull delivery(3)
M 210/Columbia	213,000	No	2006	Scheduled double-hull delivery(3)
M 214/Honour	208,000	Yes	2004	Double-hull rebuild(4)
M 209/Enterprise	206,000	Yes	2005	Double-hull rebuild(4)
M 192/Independence	172,000	Yes	1998	Double-hull rebuild

Total oil carrying capacity	2,638,000

Oil Tankers
Integrity	270,000	Yes	1975	Originally built with double-hull
Diligence	270,000	Yes	1977	Originally built with double-hull
Seabrook (6)	224,000	No	1983

Total oil carrying capacity	764,000

Other
Allegiance	251,000	No	1980	Redeployed in transport of grain
Perseverance	251,000	No	1981	Prepared to transport grain

	502,000

Total capacity	3,904,000

(1)	Represents 98% capacity, which is the effective carrying capacity of a tank vessel.

(2)	If rebuilt, the Company anticipates that a 30,000 barrel mid-body would be inserted.

(3)	Vessels are being rebuilt with 38,000 barrel mid-body insertions.

(4)	Completion of the double-hull rebuild included a 30,000 barrel mid-body insertion.

(5)	Sea Swift chartered in from Crowley Maritime Corporation.

(6)	Chartered in from Seabrook Carriers Inc.

APPENDIX I
ACCOUNTING CHANGE FOR PLANNED MAJOR MAINTENANCE ACTIVITIES
As of April 1, 2006, the Company changed its method of accounting for planned major maintenance activities from the accrual method to the deferral method. Previously, the Company made provisions for the cost of upcoming major periodic overhauls of vessels and equipment in advance of performing the related maintenance and repairs. The costs expected to be paid in the upcoming year were included in accrued shipyard costs as a current liability with the remainder classified as a long-term liability. Under the deferral method, costs actually incurred are amortized on a straight-line basis over the period beginning at the completion of the maintenance event and ending at the commencement of the next scheduled regulatory drydocking. Management believes the deferral method is the preferable method for accounting for planned major maintenance activities because (i) it better matches the expenses incurred with the revenues generated, (ii) the deferral method improves comparability with the Company’s industry since the majority of the Company’s competitors use this method and (iii) the deferral method best fits the Company’s business circumstances because the Company has a small fleet of vessels, the expenditures for planned major maintenance activities are not continuous and the expenditures are not consistent across periods due to the timing of regulatory drydockings.
The Company recorded this change in accounting principle in accordance with SFAS No. 154, Accounting Changes and Error Corrections, which provides guidance on the accounting for and the reporting of accounting changes, including changes in accounting principles. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. This statement requires retrospective application of accounting changes which is defined as the application of a different accounting principle to prior accounting periods as if that principle had always been used.
Pursuant to SFAS No. 154, the Company is required to apply the new accounting principle to all prior periods that the Company will report upon in the Annual Report on Form 10-K for the year ended December 31, 2006. Therefore, this accounting principle was retrospectively applied to the period of January 1, 2004 and to each period thereafter. The cumulative effect of the retrospective change to this accounting principle as of January 1, 2004 was a $17.9 million increase in total assets, a $2.7 million decrease in total liabilities and a $20.6 million increase in retained earnings.
The following presents the effect of the retrospective application of this change in accounting principle on the Company’s income statement and balance sheet as of and for the respective periods.

		Effect of	Three Months
	Three Months Ended	Change in	Ended September
	September 30, 2006	Accounting	30, 2006
	Pre Adoption	Principle	as Reported
Revenues	$49,161		$49,161
Costs and expenses:
Operation expense	33,062		33,062
Maintenance expense	5,457	(3,385)	2,072
General and administrative	2,231		2,231
Depreciation and amortization	5,154	3,055	8,209

Total operating expenses	45,904	(330)	45,574
Operating income	3,257	330	3,587
Interest expense	(43)		(43)
Interest income	680		680
Other income, net	58		58

Income before income taxes	3,952	330	4,282
Income tax provision	153	119	272

Net income	$3,799	$211	$4,010

Basic earnings per share	$0.32	$0.02	$0.34
Diluted earnings per share	$0.31	$0.02	$0.33

		Effect of	Three Months
	Three Months Ended	Change in	Ended June 30,
	June 30, 2006	Accounting	2006
	Pre Adoption	Principle	as Reported
Revenues	$43,903		$43,903
Costs and expenses:
Operation expense	27,094		27,094
Maintenance expense	4,931	(3,282)	1,649
General and administrative	2,287		2,287
Depreciation and amortization	4,958	3,098	8,056

Total operating expenses	39,270	(184)	39,086
Operating income	4,633	184	4,817
Interest expense	(108)		(108)
Interest income	761		761
Other income, net	63		63

Income before income taxes	5,349	184	5,533
Income tax provision	1,862	66	1,928

Net income	$3,487	$118	$3,605

Basic earnings per share	$0.29	$0.01	$0.30
Diluted earnings per share	$0.29	$0.01	$0.30

		Effect of	Three Months
	Three Months Ended	Change in	Ended March 31,
	March 31, 2006	Accounting	2006
	as Reported	Principle	as Adjusted
Revenues	$47,384		$47,384
Costs and expenses:
Operation expense	28,976		28,976
Maintenance expense	5,277	(3,103)	2,174
General and administrative	2,305		2,305
Depreciation and amortization	5,244	3,759	9,003
Gain on involuntary conversion of assets	(2,868)		(2,868)

Total operating expenses	38,934	656	39,590
Operating income	8,450	(656)	7,794
Interest expense	(273)		(273)
Interest income	678		678
Other income, net	76		76

Income before income taxes	8,931	(656)	8,275
Income tax provision	3,157	(236)	2,921

Net income	$5,774	$(420)	$5,354

Basic earnings per share	$0.49	$(0.04)	$0.45
Diluted earnings per share	$0.48	$(0.03)	$0.45

		Effect of	Nine Months
	Nine Months Ended	Change in	Ended September
	September 30, 2006	Accounting	30, 2006
	Pre Adoption	Principle	as Reported
Revenues	$140,448		$140,448
Costs and expenses:
Operation expense	89,132		89,132
Maintenance expense	15,664	(9,770)	5,894
General and administrative	6,823		6,823
Depreciation and amortization	15,355	9,912	25,267
Gain on involuntary conversion of assets	(2,868)	—	(2,868)

Total operating expenses	124,106	142	124,248
Operating income	16,342	(142)	16,200
Interest expense	(425)		(425)
Interest income	2,119		2,119
Other income, net	197		197

Income before income taxes	18,233	(142)	18,091
Income tax provision	5,173	(51)	5,122

Net income	$13,060	$(91)	$12,969

Basic earnings per share	$1.10	$(0.01)	$1.09
Diluted earnings per share	$1.09	$(0.01)	$1.08

		Effect of	Three Months
	Three Months Ended	Change in	Ended September
	September 30, 2005	Accounting	30, 2005
	as Reported	Principle	as Adjusted
Revenues	$44,930		$44,930
Costs and expenses:
Operation expense	23,233		23,233
Maintenance expense	5,221	(3,417)	1,804
General and administrative	2,208		2,208
Depreciation and amortization	5,947	3,016	8,963

Total operating expenses	36,609	(401)	36,208
Operating income	8,321	401	8,722
Interest expense	(838)		(838)
Interest income	114		114
Other income, net	59		59

Income before income taxes	7,656	401	8,057
Income tax provision	1,510	144	1,654

Net income	$6,146	$257	$6,403

Basic earnings per share	$0.73	$0.03	$0.76
Diluted earnings per share	$0.71	$0.03	$0.74

	Nine Months
	Ended	Effect of	Nine Months
	September 30,	Change in	Ended September
	2005	Accounting	30, 2005
	as Reported	Principle	as Adjusted
Revenues	$134,800		$134,800
Costs and expenses:
Operation expense	70,518		70,518
Maintenance expense	15,312	(10,689)	4,623
General and administrative	10,017		10,017
Depreciation and amortization	17,162	10,017	27,179
Gain on sale of assets	(647)		(647)

Total operating expenses	112,362	(672)	111,690
Operating income	22,438	672	23,110
Interest expense	(2,259)		(2,259)
Interest income	281		281
Other income, net	4,151		4,151

Income before income taxes	24,611	672	25,283
Income tax provision	7,699	242	7,941

Net income	$16,912	$430	$17,342

Basic earnings per share	$2.02	$0.05	$2.07
Diluted earnings per share	$1.98	$0.05	$2.03

		Effect of
		Change in	September 30,
	September 30, 2006	Accounting	2006
	Pre Adoption	Principle	as Reported
ASSETS
Current assets	$84,387	$(6,002)	$78,385
Vessels and equipment, net	255,562		255,562
Deferred costs, net	—	19,913	19,913
Goodwill	2,863		2,863
Other	1,372	(1,176)	196

Total assets	$344,184	$12,735	$356,919

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$34,812	$(5,112)	$29,700
Non-current liabilities	105,264	(960)	104,304
Stockholders’ equity	204,108	18,807	222,915

Total liabilities and stockholders’ equity	$344,184	$12,735	$356,919

		Effect of
		Change in
	December 31, 2005	Accounting	December 31 2005
	as Reported	Principle	as Adjusted
ASSETS
Current assets	$94,474	$(6,158)	$88,316
Vessels and equipment, net	233,572	69	233,641
Deferred costs, net	—	21,405	21,405
Goodwill	2,863		2,863
Other	1,094	(883)	211

Total assets	$332,003	$14,433	$346,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$31,867	$(6,583)	$25,284
Non-current liabilities	106,153	1,003	107,156
Stockholders’ equity	193,983	20,013	213,996

Total liabilities and stockholders’ equity	$332,003	$14,433	$346,436

	Nine Months
	Ended	Effect of
	September 30,	Change in	Nine Months Ended
	2006	Accounting	September 30, 2006
	Pre Adoption	Principle	as Reported
Cash flows from operating activities:
Net income	$13,060	$(91)	$12,969
Total adjustments to net income	12,172	22	12,194

Net cash provided by operating activities	25,232	(69)	25,163
Cash flows from investing activities:
Net cash used in investing activities	(34,476)	69	(34,407)
Cash flows from financing activities:
Net cash used in financing activities	(6,768)	—	(6,768)

Net increase in cash and cash equivalents	(16,012)		(16,012)
Cash and cash equivalents at beginning of period	58,794	—	58,794

Cash and cash equivalents at end of period	$42,782	$—	$42,782

	Nine Months
	Ended	Effect of
	September 30,	Change in	Nine Months Ended
	2005	Accounting	September 30, 2005
	as Reported	Principle	as Adjusted
Cash flows from operating activities:
Net income	$16,912	$430	$17,342
Total adjustments to net income	20,812	(430)	20,382

Net cash provided by operating activities	37,724	—	37,724
Cash flows from investing activities:
Net cash used in investing activities	(39,181)		(13,357)
Cash flows from financing activities:
Net cash used in financing activities	(4,079)	—	(3,694)

Net increase in cash and cash equivalents	(5,536)		(5,536)
Cash and cash equivalents at beginning of period	6,347	—	6,347

Cash and cash equivalents at end of period	$811	$—	$811

	Twelve Months		Twelve Months
	Ended December	Effect of Change	Ended December 31,
	31, 2005	in Accounting	2005
	as Reported	Principle	as Adjusted
Revenues	$180,710		$180,710
Costs and expenses:
Operation expense	98,701		98,701
Maintenance expense	20,320	(14,075)	6,245
General and administrative	12,478		12,478
Depreciation and amortization	23,201	12,711	35,912
Gain on sale of assets	(628)		(628)

Total operating expenses	154,072	(1,364)	152,708
Operating income	26,638	1,364	28,002
Interest expense	(2,846)		(2,846)
Interest income	393		393
Other income, net	4,203		4,203

Income before income taxes	28,388	1,364	29,752
Income tax provision	8,509	491	9,000

Net income	$19,879	$873	$20,752

Basic earnings per share	$2.33	$0.10	$2.43
Diluted earnings per share	$2.28	$0.10	$2.38

	Twelve Months	Effect of	Twelve Months
	Ended December	Change in	Ended December
	31, 2005	Accounting	31, 2005
	as Reported	Principle	as Adjusted
Cash flows from operating activities:
Net income	$19,879	$873	$20,752
Total adjustments to net income	19,731	(804)	18,927

Net cash provided by operating activities	39,610	69	39,679
Cash flows from investing activities:
Net cash used in investing activities	(64,222)	(69)	(64,291)
Cash flows from financing activities:
Net cash provided by financing activities	77,059	—	77,059

Net increase in cash and cash equivalents	52,447		52,447
Cash and cash equivalents at beginning of year	6,347	—	6,347

Cash and cash equivalents at end of year	$58,794	$—	$58,794

		Effect of
	Twelve Months Ended	Change in	Twelve Months Ended
	December 31, 2004	Accounting	December 31, 2004
	as Reported	Principle	as Adjusted
Revenues	$149,718		$149,718
Costs and expenses:
Operation expense	80,517		80,517
Maintenance expense	20,761	(13,073)	7,688
General and administrative	11,709		11,709
Depreciation and amortization	22,193	15,582	37,775

Total operating expenses	135,180	2,509	137,689
Operating income	14,538	(2,509)	12,029
Interest expense	(2,318)		(2,318)
Interest income	254		254
Other income, net	333		333

Income before income taxes	12,807	(2,509)	10,298
Income tax provision	2,975	(903)	2,072

Net income	$9,832	$1,606)	$8,226

Basic earnings per share	$1.20	$(0.20)	$1.00
Diluted earnings per share	$1.16	$(0.19)	$0.97

	Twelve Months	Effect of	Twelve Months
	Ended December	Change in	Ended December
	31, 2004	Accounting	31, 2004
	as Reported	Principle	as Adjusted
Cash flows from operating activities:
Net income	$9,832	$(1,606)	$8,226
Total adjustments to net income	18,578	1,606	20,184

Net cash provided by operating activities	28,410	—	28,410
Cash flows from investing activities:
Net cash used in investing activities	(25,111)		(25,111)
Cash flows from financing activities:
Net cash provided by in financing activities	(566)	—	(566)

Net increase in cash and cash equivalents	2,733		2,733
Cash and cash equivalents at beginning of year	3,614	—	3,614

Cash and cash equivalents at end of year	$6,347	$—	$6,347